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                                                                      Exhibit 11

                 Statement Re Computation of Per Share Earnings

Primary earnings per share were calculated as follows:



                                                    Three Months Ended            Six Months Ended
                                                          June 30,                      June 30,
                                                   ----------------------        ----------------------
(Amounts in thousands except per share amounts)     1997           1996           1997           1996
                                                   -------       --------        -------       --------

Net income:
   Continuing operations                           $ 2,292       $  5,524        $ 7,697       $ 11,497
   Discontinued operations                              --           (537)         5,389           (655)
-------------------------------------------------------------------------------------------------------
                                                   $ 2,292       $  4,987        $13,086       $ 10,842
=======================================================================================================

Average shares of common stock outstanding          29,272         23,111         28,311         23,072
Add: Net shares assumed to be issued for
   dilutive stock options                              698            679            710            611
-------------------------------------------------------------------------------------------------------

   Average shares of common stock and common
   stock equivalents outstanding                    29,970         23,790         29,021         23,683
=======================================================================================================


Earning per common share:
   Continuing operations                           $  0.08       $   0.23        $  0.27       $   0.49
   Discontinued operations                              --          (0.02)          0.18          (0.03)
-------------------------------------------------------------------------------------------------------
                                                   $  0.08       $   0.21        $  0.45       $   0.46
=======================================================================================================



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